As filed with the Securities and Exchange Commission on December 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TANDEM DIABETES CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4327508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim D. Blickenstaff

President, Chief Executive Officer and Director

Tandem Diabetes Care, Inc.

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Berger, Esq. Executive Vice President, General Counsel and Secretary Tandem Diabetes Care, Inc. 11075 Roselle Street San Diego, California 92121 (858) 366-6900	Bruce Feuchter, Esq. Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)
Common stock, $0.001 par value per share	—	—	—	—
Preferred stock, $0.001 par value per share	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total	$10,742,216.70		$10,742,216.70	$14,525

(1)	This registration statement covers the registration of such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock; such indeterminate number of warrants to purchase shares of common stock, shares of preferred stock and /or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $10,742,216.70. Any securities registered hereunder may be sold separately, together or as units with any other securities registered. Any unit sold hereunder will represent an interest in two or more other securities, which may or may not be separable from one another. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, and such indeterminate number of warrants, as may be issued upon the conversion of, or exchange for, preferred stock; upon the exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions effected without the receipt of consideration which result in an increase in the number of our outstanding shares of common stock or preferred stock.
(2)	The common stock to be issued pursuant to this registration statement may include the issuance of (i) up to 4,630,000 shares of common stock (the “Series A Warrant Shares”) issuable pursuant to the potential future exercise of currently outstanding Series A warrants (the “Series A Warrants”) with an exercise price of $3.50 per share and a term expiring on the date which is five years from the date of issuance, and (ii) up to 4,630,000 shares of common stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “2017 Warrant Shares”) issuable pursuant to the potential future exercise of currently outstanding Series B warrants (the “Series B Warrants”, and together with the Series A Warrants, the “2017 Warrants”) with an exercise price of $3.50 per share and a term expiring on the date which is six months from the date of issuance. The 2017 Warrants and the 2017 Warrant Shares were previously registered on the registrant’s registration statement on Form S-3 (File No. 333-200686) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 2, 2014 and declared effective by the SEC on December 19, 2014. Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, the offering of the 2017 Warrant Shares will be registered pursuant to this registration statement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act. The proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with, and at the time of, the issuance of the securities registered pursuant to this registration statement and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3. The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with, and at the time of, the issuance of the securities.
(4)	Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated based on the proposed maximum offering price of the securities being registered. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement covers a total of $10,742,216.70 of securities that were previously registered pursuant to the Prior Registration Statement, but which remain unsold as of the date hereof (the “Unsold Securities”). The Unsold Securities are being carried forward to and registered on this registration statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant previously paid a registration fee of $14,525 as set forth in the table above. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2017

$10,742,216.70

TANDEM DIABETES CARE, INC.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having an aggregate initial offering price not exceeding $10,742,216.70. Any warrants sold hereunder may be exercisable for shares of our common stock, shares of our preferred stock and/or units. Any units sold hereunder will represent an interest in two or more other securities, which may or may not be separable from one another. The shares of our common stock that may become issuable from time to time upon the exercise of our 2017 Warrants (as defined herein) are also being offered pursuant to this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “TNDM.” On December 15, 2017, the closing sale price for our common stock on the NASDAQ Global Market was $2.56 per share.

As of December 13, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $25.6 million, based on 9,046,241 shares of outstanding common stock held by non-affiliates, at a price of $2.84 per share, which is the average of the high and low trading prices of our common stock on the NASDAQ Global Market on November 21, 2017. Pursuant to General Instruction I.B.6 of Form S-3, we will not sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED UNDER A SIMILAR HEADING IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Tandem Diabetes Care, Inc. (the “Company”, “we”, “us” or “our”) filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We filed a registration statement on Form S-3 (File No. 333-200686) with the SEC on December 2, 2014, which was declared effective by the SEC on December 19, 2014 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), this prospectus covers a total of $10,742,216.70 of securities that were previously registered pursuant to the Prior Registration Statement, but which remain unsold as of the date hereof. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $10,742,216.70 (subject to increase in a manner consistent with Rule 462(b) under the Securities Act). In addition, pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, this prospectus relates to the offering of the 2017 Warrant Shares (as defined below) and provides the information required to be included in connection with such offering.

In this prospectus, we have provided to you a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus may relate to our future or assumed financial condition (including our ability to continue as a going concern), results of operations, liquidity, business forecasts and plans, research and product development plans, manufacturing plans, strategic plans and objectives, capital needs and financing plans, product launches, regulatory approvals, the impact of changes in the competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in, or incorporated by reference into, this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth below in the section entitled “Risk Factors” beginning on page 6 of this prospectus, as well as in the other reports we file with the SEC. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the NASDAQ Listing Rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

We qualify all of our forward-looking statements by these cautionary statements.

ABOUT THE COMPANY

Business

We are a medical device company with an innovative approach to the design, development and commercialization of products for people with insulin-dependent diabetes. We believe that our competitive advantage is rooted in our unique consumer-focused approach and proprietary technology platform. This allows us to deliver innovative hardware and software solutions to meet the various needs and preferences of people with diabetes and their healthcare providers. We manufacture and sell insulin pump products in the United States that are designed to address large and differentiated segments of the insulin-dependent diabetes market. Our insulin pump products include:

•	the t:slim X2 Insulin Delivery System (“t:slim X2”), our next-generation flagship product that is updatable and designed to display Dexcom G5 continuous glucose monitoring (“CGM”), sensor information directly on the pump Home Screen; and

•	the t:flex Insulin Delivery System (“t:flex”), for people with greater insulin needs.

We have shipped more than 60,000 insulin pumps since our initial launch in August 2012, of which nearly 56,000 pumps have been shipped within the four years ended September 30, 2017. For the past three consecutive years, our company has been ranked #1 by insulin pump users in the United States for customer support in an independent survey by dQ&A, a leading diabetes research firm.

We have successfully launched five insulin pump products, beginning with the commercialization of our first pump, the t:slim Insulin Delivery System (“t:slim”), in August 2012. During 2015, we commenced commercial sales of two additional insulin pumps: t:flex and the t:slim G4 Insulin Delivery System (“t:slim G4”), the first CGM-enabled pump with touchscreen simplicity. In October 2016, we commenced commercial sales of t:slim X2 and discontinued new sales of t:slim. In August 2017, we commenced commercial sales of t:slim X2 with Dexcom G5 Mobile CGM integration and discontinued new sales of t:slim G4.

Our insulin pumps are compatible with the Tandem Device Updater, a revolutionary new tool that allows pump users to update their pumps’ software quickly and easily from a personal computer. Remote updatability for insulin pump software is a unique feature not available in competitive pump offerings, meaning the Tandem Device Updater provides our customers access to new and enhanced features faster than the industry has been able to in the past. Its first cleared use by the U.S. Food and Drug Administration (“FDA”), was to update t:slim Pumps purchased before April 2015 to the latest software. In August 2017, we received FDA approval to permit t:slim X2 customers to update their pumps’ software to allow integration with the Dexcom G5 Mobile CGM system. We are currently offering this update free of charge to our 12,000 customers that purchased a t:slim X2 prior to us receiving FDA approval for G5 integration. As of September 30, 2017, approximately one third of these customers have elected to update their pump. Of the t:slim X2 Pump users who have updated their pump’s software, more than 85% indicated they were satisfied or extremely satisfied with the update process. In the future, the Tandem Device Updater has the potential to enable users to add other new features and functionality to their pumps, such as automated insulin delivery algorithms, independent of the typical four-year insurance pump replacement cycle.

In September 2017, we commenced commercial sales of products using the t:lockTM Connector (“t:lock”), which replaces the standard Luer-lok connector that historically joined an infusion set to our cartridge. t:lock incorporates a smaller inner cavity than the Luer-lok connector, which reduces the amount of insulin used in the process and reduces the time required to fill the infusion set tubing.

Our innovative approach to product design and development is consumer-focused and based on our extensive market research, as we believe the user is the primary decision maker when purchasing an insulin pump. Our market research consists of interviews, focus groups and online surveys to understand what people with diabetes, their caregivers and healthcare providers are seeking in order to improve diabetes therapy management. We also apply the science of human factors to our design and development process, which seeks to optimize our devices, allowing users to successfully operate our devices in their intended environment.

We developed our products to provide the specific features that people with insulin-dependent diabetes seek in a next-generation insulin pump. Our proprietary pumping technology allows us to design the slimmest and smallest durable insulin pumps on the market, without sacrificing insulin capacity. Our insulin pump platform features our patented Micro-Delivery technology, and a miniaturized pumping mechanism that draws insulin from a flexible bag within the pump’s cartridge, rather than relying on a syringe and plunger mechanism. It also features an easy-to-navigate software architecture, a vivid color touchscreen and, with the t:slim X2, it also features an advanced Bluetooth radio capable of communicating with multiple compatible devices, such as a CGM sensor, blood glucose meter or mobile device applications. Our insulin pump platform has a micro-USB connection that supports a rechargeable battery and software updates through the Tandem Device Updater, as well as uploads to t:connect Diabetes Management Application (“t:connect”). t:connect is our custom cloud-based data management application that provides customers and healthcare providers a fast, easy and visual way to display therapy management data from the pump and supported blood glucose meters. In April 2017, we launched the t:connect® HCP Portal, which is designed to streamline healthcare providers’ use of the original t:connect Application and improve office efficiency.

We have rapidly increased sales since our commercial launch by expanding our sales, clinical and marketing infrastructure, by developing, commercializing and marketing multiple differentiated products that utilize our technology platform and consumer-focused approach, and by providing strong customer support. In our research, approximately 86% of healthcare providers surveyed believe that providing great customer support is the most important company attribute. We believe that by demonstrating our product benefits and the shortcomings of existing insulin therapies, more people will choose our insulin pumps for their therapy needs, allowing us to further penetrate and expand the market. We also believe we are well positioned to address consumers’ needs and preferences with our current products and products under development and by offering customers a pathway to our future innovations through the Tandem Device Updater as they are approved by the FDA.

In July 2017, we announced plans to begin commercialization of t:slim X2 outside the United States in select geographies during 2018.

Recent Securities Offerings under Prior Registration Statement

Prior Shelf Registration Statement Filing. We filed a registration statement on Form S-3 (File No. 333-200686) with the SEC on December 2, 2014, which was declared effective by the SEC on December 19, 2014 (the “Prior Registration Statement”).

July 2017 “At-the-Market” Offering. On July 27, 2017, we entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Piper Jaffray & Co., pursuant to which we were eligible to sell from time to time up to an aggregate of $15.0 million of shares of our common stock in “at-the-market” offerings as defined in Rule 415 under the Securities Act (the “ATM Offering”). The offer and sale of the shares was made pursuant to the Prior Registration Statement, the base prospectus contained in the Prior Registration Statement and a prospectus supplement dated July 27, 2017 filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act. We previously offered and sold an aggregate of approximately $4.3 million of shares of our common stock in the ATM Offering. The Equity Distribution Agreement will terminate on December 19, 2017 and no additional sales will be made pursuant to the ATM Offering. Accordingly, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus covers a total of approximately $10.7 million of securities that were previously registered pursuant to the Prior Registration Statement, but which remain unsold.

October 2017 Offering of Common Stock and Warrants. On October 13, 2017, we entered into an underwriting agreement with Oppenheimer & Co. Inc. relating to our sale of (i) 4,630,000 shares of our common stock at a public offering price of $3.50 per share, (ii) Series A warrants (the “Series A Warrants”) to purchase an aggregate of 4,630,000 shares of our common stock (the “Series A Warrant Shares”), with an exercise price of $3.50 per share and a term expiring on the date which is five years from the date of issuance, and (iii) Series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “2017 Warrants”) to purchase an aggregate of 4,630,000 shares of our common stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “2017 Warrant Shares”), with an exercise price of $3.50 per share and a term expiring on the date which is six months from the date of issuance, which resulted in gross proceeds to us of approximately $16.2 million. The offer and sale of our common stock and warrants was made pursuant to the Prior Registration Statement, the base prospectus contained in the Prior Registration Statement and a prospectus supplement dated October 13, 2017 filed with the SEC pursuant to Rule 424(b)(5). Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, this prospectus relates to the offering of the 2017 Warrant Shares.

Corporate Information

We were incorporated in Colorado in January 2006 and reincorporated in Delaware in January 2008. Our principal executive offices are located at 11075 Roselle Street, San Diego, California 92121. The telephone number of our principal executive office is (858) 366-6900. Our website is www.tandemdiabetes.com. The information contained on or accessed through our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our securities. References in this prospectus to our website are to inactive textual references only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. For more information, see “Where You Can Find More Information.”

If any of the risks and uncertainties we have described herein actually occur, our business, financial condition, results of operations and prospects could suffer. In that case, the trading price of our common stock, and the value of our other securities, may decline and you may lose all or part of your investment. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

Risks Related to our Common Stock and our 2017 Warrants

The price of our common stock might fluctuate significantly, which could reduce the value of our 2017 Warrants.

Our common stock is listed for trading on the NASDAQ Global Market under the symbol “TNDM.” Our stock price has been and could continue to be subject to wide fluctuations in response to a variety of factors, including the following:

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	our actual or perceived need for additional capital to fund our operations and the potential associated dilution, including as a result of the issuance and potential exercise of the 2017 Warrants;

•	perceptions about our financial stability generally, and relative to our competitors, and our ability to sustain our business operations long term;

•	the reaction of investors to our conclusion that if we do not successfully raise additional capital there is substantial doubt about our ability to continue as a going concern;

•	overall performance of the equity markets;

•	perceptions about the market acceptance of our products and the recognition of our brand;

•	introduction of proposed products or technologies, or announcements of significant contracts, acquisitions or divestitures by us or our competitors, including the announcement that Johnson & Johnson intends to exit the insulin pump business;

•	legislative, political or regulatory developments;

•	issuance of securities analysts’ reports or recommendations;

•	additions or departures of key personnel;

•	threatened or actual litigation and government investigations;

•	sale of shares of our common stock by us or members of our management; and

•	general economic conditions.

These and other factors might cause the market price of our common stock to fluctuate substantially, which may negatively affect the liquidity of our common stock. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce the market price of our common stock and the value of the 2017 Warrants.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results and financial condition.

There is no public market for our 2017 Warrants and the liquidity of our 2017 Warrants may be limited.

There is no established public trading market for our 2017 Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of our 2017 Warrants on any national securities exchange or other trading market. Without an active market, we expect the liquidity of our 2017 Warrants will be limited, which may negatively impact the value of our 2017 Warrants.

Holders of our 2017 Warrants will generally not have rights as a common stockholder until such holders exercise their 2017 Warrants and acquire our common stock.

Except as set forth in our 2017 Warrants, holders of our 2017 Warrants will generally not have rights with respect to the 2017 Warrant Shares underlying the 2017 Warrants. Upon exercise of the 2017 Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Due to the speculative nature of our 2017 Warrants, there is no guarantee that it will ever be profitable for holders of our 2017 Warrants to exercise their 2017 Warrants.

Holders of Series A Warrants may exercise their right to acquire the Series A Warrant Shares at any time after the date of issuance by paying an exercise price of $3.50 per share prior to their expiration on the date that is five years from the date of issuance, after which date any unexercised Series A Warrants will expire and have no further value. Holders of Series B Warrants may exercise their right to acquire the Series B Warrant Shares at any time after the date of issuance by paying an exercise price of $3.50 per share prior to their expiration on the date that is six months from the date of issuance, after which date any unexercised Series B Warrants will expire and have no further value. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the 2017 Warrants, and, consequently, whether it will ever be profitable for holders to exercise their 2017 Warrants.

Significant holders or beneficial holders of our common stock may not be permitted to exercise 2017 Warrants that they hold.

The terms of the 2017 Warrants prohibit holders from exercising their 2017 Warrants if doing so would result in such holders (together with such holders’ affiliates) beneficially owning more than 4.99% (which threshold may be decreased or increased, but not above 9.99%, at the election of the holders upon prior written notice to us) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2017 Warrants. As a result, holders of the 2017 Warrants may not be able to exercise our 2017 Warrants for 2017 Warrant Shares at a time when it would be financially beneficial for them to do so.

We have broad discretion to determine how any funds received in connection with any offering will be used, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds received from any offering pursuant to this registration statement, including upon the exercise of the 2017 Warrants, and we could spend the proceeds in ways in which our investors do not agree or that do not yield a favorable return. If we do not invest or apply the proceeds of any offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause the market price of our common stock and the value of our 2017 Warrants to decline.

We do not intend to pay cash dividends.

We have never declared or paid cash dividends on our common stock or other securities. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, pursuant to our term loan agreement with Capital Royalty Partners, we are precluded from paying any cash dividends. Accordingly, investors may have to sell some or all of their shares of our common stock in order to generate cash flow from their investment. Investors may not receive a gain on their investment when they sell their shares of our common stock and may lose the entire amount of their investment.

USE OF PROCEEDS

Pursuant to this “shelf” registration statement, from time to time, we may issue and sell securities resulting in aggregate gross proceeds to us of up to approximately $10.7 million. However, the amount of any underwriting commissions and discounts, and other transaction costs and expenses, associated with any future sale of our securities is uncertain and will reduce the amount of net proceeds available to us. We presently intend to use the net proceeds we receive from the future sale of our securities for working capital and other general corporate purposes. However, we have not determined the specific amount of net proceeds to be used for the foregoing purposes. With respect to any future offering of our securities under this prospectus, we may set forth additional information regarding our intended use of net proceeds in a prospectus supplement relating to the specific offering.

We may receive up to $32.4 million in gross proceeds upon the exercise of the 2017 Warrants, assuming the 2017 Warrants are exercised in full. Because there can be no assurance that the 2017 Warrants will be exercised in full or at all, the gross proceeds to us from the exercise of the 2017 Warrants are not presently determinable and may be substantially less than the amount set forth above. In addition, we have the right at any time during the term of the 2017 Warrants to reduce the then-existing exercise price, which would have the effect of reducing the amount of net proceeds we would receive upon exercise of the 2017 Warrants. Furthermore, we may incur transaction costs in connection with administering the exercise of the 2017 Warrants, which could reduce the amount of net proceeds available to us. We presently intend to use the net proceeds we receive from the exercise of the 2017 Warrants, if any, for working capital and other general corporate purposes. However, our expected use of the net proceeds from such exercise is based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon exercise of the 2017 Warrants or the amounts that we will actually spend on the specific uses.

The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described in the section entitled “Risk Factors” of this prospectus and in the documents incorporated by reference in this prospectus. In general, our management will retain broad discretion over the allocation of the net proceeds from any future offering of our securities and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the use of the net proceeds, we intend to invest the net proceeds in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants and units having an aggregate initial offering price not exceeding approximately $10.7 million. Any warrants sold hereunder may be exercisable for shares of our common stock, shares of our preferred stock and/or units. Any units sold hereunder will represent an interest in two or more other securities, which may or may not be separable from one another. In this prospectus, we refer to the common stock, preferred stock, warrants and units that we may offer collectively as “securities.”

This prospectus provides a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, this prospectus also relates to the offering of the 2017 Warrant Shares.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation and amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our previous SEC filings. For more information, see “Where You Can Find More Information.”

Common Stock

General. We may issue shares of our common stock from time to time. We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of December 13, 2017, there were 10,119,404 shares of common stock issued and outstanding.

Reverse Stock Split. On October 9, 2017, we filed an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-10. The share amounts, exercise prices and other amounts set forth in this prospectus have been adjusted to reflect the impact of the reverse stock split.

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights. Holders of our common stock are entitled to one vote per share. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The board of directors is divided into three classes, which are as nearly equal in number as possible. Each director is elected for a three-year term with one class being elected at each year’s annual meeting of stockholders.

No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights, and is not subject to redemption. There are no sinking fund provisions applicable to our common stock.

Conversion. Our common stock is not convertible into any other shares of our capital stock.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution, distribution of assets or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, if any, after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of claims of creditors.

Fully Paid and Non-Assessable. All of the outstanding shares of our common stock are, and the shares of our common stock issuable pursuant to this prospectus will be, fully paid and non-assessable.

July 2017 “At-the-Market” Offering

On July 27, 2017, we entered into the Equity Distribution Agreement with Piper Jaffray & Co., pursuant to which we were eligible to sell from time to time up to an aggregate of $15.0 million of shares of our common stock in “at-the-market” offerings. The offer and sale of the shares was made pursuant to the Prior Registration Statement, the base prospectus contained in the Prior Registration Statement and a prospectus supplement dated July 27, 2017 filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act. We previously offered and sold an aggregate of approximately $4.3 million of shares of our common stock in the ATM Offering. The Equity Distribution Agreement will terminate on December 19, 2017 and no additional sales will be made pursuant to the ATM Offering. Accordingly, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus covers a total of approximately $10.7 million of securities that were previously registered pursuant to the Prior Registration Statement, but which remain unsold.

October 2017 Offering of Common Stock and Warrants

On October 13, 2017, we entered into an underwriting agreement with Oppenheimer & Co. Inc. relating to our sale of (i) 4,630,000 shares of our common stock at a public offering price of $3.50 per share, (ii) Series A Warrants to purchase an aggregate of 4,630,000 Series A Warrant Shares, with an exercise price of $3.50 per share and a term expiring on the date which is five years from the date of issuance, and (iii) Series B Warrants to purchase an aggregate of 4,630,000 Series B Warrant Shares, with an exercise price of $3.50 per share and a term expiring on the date which is six months from the date of issuance, which resulted in gross proceeds to us of approximately $16.2 million. The offer and sale of our common stock and warrants was made pursuant to the Prior Registration Statement, the base prospectus contained in the Prior Registration Statement and a prospectus supplement dated October 13, 2017 filed with the SEC pursuant to Rule 424(b)(5). Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, this prospectus relates to the offering of the 2017 Warrant Shares.

Preferred Stock

As of December 13, 2017, there were no shares of our preferred stock outstanding. Pursuant to the terms of our amended and restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date such stockholder became an “interested stockholder.” A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did, prior to the determination of interested stockholder status, own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company not approved in advance by our board of directors.

Certificate of Incorporation and Bylaw Provisions. Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of other provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board is classified into three classes of directors. This could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•	Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent. Our amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by a majority of our board of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated certificate of incorporation and amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•	Amendment. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 66 2/3% of our voting stock then outstanding is required to amend certain provisions.

•	Size of Board and Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors, and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, will generally be filled by a majority of our board of directors then in office.

•	Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our board of directors may utilize such shares for a variety of corporate purposes.

•	No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “TNDM.” On December 15, 2017, the closing sale price for our common stock on the NASDAQ Global Market was $2.56 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219 and the telephone number is (718) 921-8200.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock, shares of preferred stock and/or units from time to time. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. We encourage you to read the prospectus supplement that relates to any warrants we may offer, as well as the complete warrant agreement or warrant certificate that contain the terms of the warrants. If we issue warrants, the forms of warrant agreements and warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

Warrants Issued as of September 30, 2017

As of September 30, 2017, we had outstanding warrants to purchase 292,753 shares of common stock, having exercise prices ranging from $23.50 to $73.73 per share and expiration dates ranging from 2021 to 2027. Those warrants, and shares that may become issuable upon exercise of those warrants, are not covered by this prospectus.

Series A Warrants and Series B Warrants

We have issued Series A Warrants to purchase 4,630,000 shares of our common stock and Series B Warrants to purchase 4,630,000 shares of our common stock. The 2017 Warrant Shares that may become issuable from time to time upon the exercise of the 2017 Warrants are being offered pursuant to this prospectus. For more information, see “Description of Warrants – Registration of 2017 Warrants and 2017 Warrant Shares.”

Exercise Price. Each Series A Warrant has an exercise price of $3.50. Each Series B Warrant has an exercise price of $3.50.

Term. The Series A Warrants are exercisable commencing from the date of their issuance and will expire five years from the date of issuance. The Series B Warrants are exercisable commencing from the date of their issuance and will expire six months from the date of issuance.

Exercisability. The 2017 Warrants may be exercised, in whole or in part, by delivering to us a written notice of election to exercise the 2017 Warrant and delivering to us cash payment of the exercise price, in the manner set forth in the applicable warrant agreement. The exercise price and the number of shares of our common stock issuable upon exercise of the 2017 Warrants is subject to adjustment in the event of certain subdivisions and combinations, including by any stock split or reverse stock split, stock dividend, recapitalization or otherwise. In addition, we have the right at any time during the term of the 2017 Warrants to reduce the then-existing exercise price to any amount and for any period of time deemed appropriate by our board of directors.

Cashless Exercise. If, at any time during the term of the 2017 Warrants, the issuance of shares of our common stock upon exercise of the 2017 Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the 2017 Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the 2017 Warrant. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the 2017 Warrants being exercised, including, for purposes of Rule 144(d) under the Securities Act, a holding period beginning from the original issuance date of the 2017 Warrants.

Transferability. Subject to applicable laws, the 2017 Warrants may be offered for sale, sold, transferred or assigned without our consent. However, as of the date of this prospectus supplement there is no established trading market for the 2017 Warrants and it is not expected that a trading market for the 2017 Warrants will develop in the future.

Listing. We have not applied for the listing of the 2017 Warrants on any national securities exchange or other trading market and do not expect to do so in the future.

Rights as a Stockholder. Except as set forth in the 2017 Warrants or by virtue of such holders’ ownership of shares of our common stock, the holders of the 2017 Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the 2017 Warrants.

Limitations on Exercise. Except in certain circumstances, the exercise of the 2017 Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined in accordance with the terms of the 2017 Warrants) more than 4.99% (which threshold may be decreased or increased, but not above 9.99%, at the election of the holder upon prior written notice to us) of our outstanding common stock immediately after giving effect to the exercise.

Purchase Rights. If at any time prior to the expiration of the 2017 Warrants we grant, issue or sell any purchase rights (including options, convertible securities or rights to purchase stock, warrants, securities or other property) pro rata to the record holders of our common stock, each holder of 2017 Warrants will be entitled to acquire the aggregate purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon exercise of his or her 2017 Warrant. The holder’s participation in any such purchase right is subject to the beneficial ownership limitations described above.

Fundamental Transactions. In the event of a fundamental transaction, as described in the 2017 Warrants and generally including any merger or consolidation with or into another entity, the holders of the 2017 Warrants shall have the right to exercise the 2017 Warrant concurrent with the closing of the fundamental transaction and receive, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of common stock issuable upon exercise in full of the 2017 Warrant. In addition, in certain circumstances as described in the 2017 Warrant, the holder will have the right to require us to repurchase their 2017 Warrants at their fair value using the Black Scholes option pricing formula.

Dividends and Other Distributions. If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock (including any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets), then, subject to certain limitation on exercise described in the 2017 Warrants, each holder of a 2017 Warrant shall receive the distributed assets that such holder would have been entitled to receive in the distribution had the holder exercised the 2017 Warrant immediately prior to the record date for the distribution.

Registration of 2017 Warrants and 2017 Warrant Shares. The 2017 Warrants and the 2017 Warrant Shares were previously registered pursuant to the Prior Registration Statement and a prospectus supplement filed with the SEC on October 13, 2017 pursuant to Rule 424(b)(5) under the Securities Act. Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, the offering of the 2017 Warrant Shares will be registered pursuant to this registration statement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We encourage you to read the prospectus supplement that relates to any units we may offer, as well as the complete unit agreement or unit certificate that contain the terms of the units. If we issue units, the forms of unit agreements and unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

•	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the purchase price of our securities being offered and the net proceeds we expect to receive from the sale;

•	any over-allotment options, if any, under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The financial statements of Tandem Diabetes Care, Inc. appearing in Tandem Diabetes Care Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date of the initial registration statement of which this prospectus is a part until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 8, 2017;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 6, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the SEC on April 27, 2017, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, as filed with the SEC on July 27, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, as filed with the SEC on October 26, 2017;

•	our Current Reports on Form 8-K filed with the SEC on each of February 1, 2017, March 8, 2017, March 23, 2017, March 28, 2017, May 18, 2017, June 16, 2017, July 18, 2017, July 27, 2017, August 28, 2017, September 7, 2017, October 10, 2017, October 13, 2017, October 18, 2017, October 25, 2017 and December 7, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on November 8, 2013, as updated or amended in any amendment or report filed for such purpose.

You may request a free copy of any of the documents incorporated by reference into this prospectus. Requests should be made to:

David B. Berger, Esq.

General Counsel

Tandem Diabetes Care, Inc.

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

$10,742,216.70

TANDEM DIABETES CARE, INC.

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

                    , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of the various costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimated except for the SEC registration fee.

SEC registration fee	$14,525	(1)
Legal fees and expenses	$20,000	*
Accounting fees and expenses	$20,000	*
Miscellaneous	$2,475	*

Total expenses	$57,000	*

(1)	The SEC filing fee was previously paid in connection with the Prior Registration Statement and, pursuant to Rule 415(a)(6) under the Securities Act, the fee is being carried forward to this registration statement and will continue to be applied to the unsold securities initially registered on the Prior Registration Statement.
*	The amounts set forth in the table above do not include expenses relating to specific offerings made pursuant to this prospectus.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL, provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation authorizes us to, and our amended and restated bylaws provide that we must, indemnify our directors and officers to the fullest extent authorized by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

ITEM 16.	EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, Amendment No. 2, filed November 1, 2013 (File Number: 333-191601))

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed October 10, 2017)

3.3	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1, Amendment No. 2, filed November 1, 2013 (File Number: 333-191601))

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Amendment No. 2, filed November 1, 2013 (File Number: 333-191601))

4.2	Form of Certificate of Designation of Preferred Stock*

4.3	Form of Warrant Agreement (including form of warrant)*

4.4	Form of Unit Agreement (including form of unit)*

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.±

23.1	Consent of Independent Registered Public Accounting Firm±

23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)±

24.1	Power of Attorney (included on the signature page of this registration statement)±

±	Filed herewith.
*	To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with a particular offering of the securities.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 18, 2017.

TANDEM DIABETES CARE, INC.

By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kim D. Blickenstaff and David B. Berger, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kim D. Blickenstaff Kim D. Blickenstaff	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2017

/s/ John Cajigas John Cajigas	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 18, 2017

/s/ Dick P. Allen Dick P. Allen	Director and Chairman	December 18, 2017

/s/ Edward L. Cahill Edward L. Cahill	Director	December 18, 2017

/s/ Fred E. Cohen Fred E. Cohen	Director	December 18, 2017

/s/ Howard E. Greene, Jr. Howard E. Greene, Jr.	Director	December 18, 2017

/s/ Douglas A. Roeder Douglas A. Roeder	Director	December 18, 2017

/s/ Christopher J. Twomey Christopher J. Twomey	Director	December 18, 2017